As filed with the Securities and Exchange Commission on May 30, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SpeechWorks International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3239151
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

695 Atlantic Avenue Boston, Massachusetts (617) 428-4444	02111
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2000 Employee Stock Purchase Plan

(Full Title of the Plan)

Stuart R. Patterson

President and Chief Executive Officer

SpeechWorks International, Inc.

695 Atlantic Avenue

Boston, Massachusetts 02111

(Name and Address of Agent For Service)

(617) 428-4444

(Telephone Number, Including Area Code, of Agent For Service)

with a copy to:

Mark G. Borden, Esq.

Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

(617) 526-6000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value per share	350,000 shares(2)	$4.59(3)	$1,606,500(3)	$129.97

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Consists of an additional 350,000 shares of common stock, $0.001 par value per share, of the Registrant (the “Common Stock”) issuable under the Amended and Restated 2000 Employee Stock Purchase Plan pursuant to the terms of such plan.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ National Market on May 23, 2003.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, pursuant to General Instruction E to Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 filed by the Registrant on August 10, 2000 (File No. 333-43398), as amended on October 28, 2002 (File No. 333-100778), relating to the Registrant’s Amended and Restated 2000 Employee Stock Purchase Plan, are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 30th day of May, 2003.

SPEECHWORKS INTERNATIONAL, INC.

By:    /s/    Stuart R. Patterson

         Stuart R. Patterson

         President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of SpeechWorks International, Inc., hereby severally constitute and appoint Stuart R. Patterson, Richard J. Westelman and W. Robert Kellegrew, Jr., Esq., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable SpeechWorks International, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ STUART R. PATTERSON Stuart R. Patterson	Chief Executive Officer, President and Director (principal executive officer)	May 30, 2003

/s/ RICHARD J. WESTELMAN Richard J. Westelman	Chief Financial Officer (principal financial and accounting officer)	May 30, 2003

/s/ MICHAEL S. PHILLIPS Michael S. Phillips	Chief Technology Officer and Director	May 30, 2003

/s/ WILLIAM J. O’FARRELL William J. O’Farrell	Chairman of the Board	May 30, 2003

/s/ AXEL BICHARA Axel Bichara	Director	May 30, 2003

/s/ RICHARD BURNES Richard Burnes	Director	May 30, 2003

/s/ ROBERT FINCH Robert Finch	Director	May 30, 2003

/s/ JOHN C. FREKER, JR. John C. Freker, Jr.	Director	May 30, 2003

INDEX TO EXHIBITS

Number		Description

4.1	(1)	Restated Certificate of Incorporation of the Registrant

4.2	(2)	Amended and Restated By-Laws of the Registrant

5.1		Opinion of Hale and Dorr LLP, counsel to the Registrant

23.1		Consent of Hale and Dorr LLP (included in Exhibit 5.1)

23.2		Consent of PricewaterhouseCoopers LLP

24.1		Power of attorney (included on the signature pages of this registration statement)

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-8, as amended, filed on August 10, 2000 (File No. 333-43398) and incorporated herein by reference.
(2)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1, as amended, filed on April 19, 2000 (File No. 333-35164), and incorporated herein by reference.